UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 29, 2010

BELL INDUSTRIES, INC.
 (Exact name of registrant as specified in its charter)

California	001-11471	95-2039211
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8888 Keystone Crossing, Suite #1700, Indianapolis, IN	46240
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (317) 704-6000

Not Applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 29, 2010, Jacqueline S. Cregar submitted to Bell Industries, Inc. (the “Company”) her written notice of resignation as Vice President, Corporate Controller and Assistant Secretary of the Company in order to accept a position with one of the Company’s customers.  Mrs. Cregar’s resignation is effective May 14, 2010.  The Company thanks Mrs. Cregar for her exemplary service during her tenure at the Company.

The Company plans to continue its ongoing process of transferring most accounting and administrative functions from the Bell Industries, Inc. holding company to each of its operating subsidiaries (Bell Techlogix and Recreational Products Group).  Given the Company’s highly concentrated investor base, the Company also is contemplating further actions to reduce its overhead expenses related to the regulatory burden of being a public reporting company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

BELL INDUSTRIES, INC.

Date: May 5, 2010

By:  /s/ Clinton J. Coleman
Name:   Clinton J. Coleman
Title:   Chief Executive Officer